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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-56488) and related Prospectus of WFS Financial Inc for the registration of 5,722,024 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements for the year ended December 31, 2000, as amended, of WFS Financial Inc and Subsidiaries included in a Form 10-K/A, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP

Los Angles, California
April 19, 2001